EXHIBIT 10.11

Business  Lease

THIS AGREEMENT, entered into this 14th day of May 1999 between Richard Bulow - 217 N. Country Club Dr., Atlantis, FL 33462 Phone 561 966 8000, hereinafter called the lessor, party of the first part, and Gulfstream International Airlines Inc. 1815 Griffin Rd.Ste 400 of the County of Broward (City of Dania) and State of Florida 33004 hereinafter called the lessee or tenant, party of the second part:

WITNESSETH, That the said lessor does this day lease unto said lessee, and said lessee does hereby hire and take as tenant under said lessor East or 4000 sq ft approx. known as Bay D at 4100 Ravenswood Rd. Dania, FL., ZIP 33312, together with ½ acre approx. on East end of property, to be used and occupied by the lessee as repair, storing & distribution of airline equipment only. and for no other purposes or uses whatsoever, for the term of Five years, subject and conditioned on the provisions of clause ten of this lease beginning the 15th day of June 1999, and ending the 14th day of June 2004, at and for the agreed total rental of $181,500.00 plus four CPI Index adjustment at the end of each lease year and never to go below the 1999 rent of $3025.00 per month, payable as follows:

Lessor acknowledges first month rent of $3025.00, and the last months rent of $3025.00 plus (CPI adjustments to be made later) for a total of $6050.00 all due at the signing of lease.

Lessee agrees to accept premises as is and will make any improvements they require. Lessor to be responsible for Real Estate Taxes & Property Insurance

Paragraphs 22 through 35 to be attached to standard Business Lease form.

Late payment penalty of 5% after 10 day grace period

Lessees employees and building trades may occupy leased space any time after lease is signed to oversee improvements and install equipment.

Proposed building plans for Wm Funderburk to be approved by Richard Bulow and made part of this lease. These improvements are to be made and are reflected in the already reduced monthly rent and will be listed as adendum #1

Outdoor billboard tenant to have unrestricted outdoor access to property at all times and cooperate to secure property all payments to be made to the lessor on the fifteenth day of each and every month in advance without demand at the office of Richard Bulow at 217 N. Country Club Drive in the City of Atlantis, FL 33462 or at such other place and to such other person, as the lessor may from time to time designate in writing.

The following express stipulations and conditions are made a part of this lease and are hereby assented to by the lessee:

FIRST: The lessee shall not assign this lease, nor sub-let the premises, or any part thereof nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations therein, and all additions thereto, without the written consent of the lessor, and all additions, fixtures or improvements which may be made by lessee, except movable office furniture, shall become the property of the lessor and remain upon the premises as a part thereof, and be surrendered with the premises at the termination of this lease.

SECOND: All personal property placed or moved in the premises above described shall be at the risk of the lessee or owner thereof, and lessor shall not be liable for any damage to said personal property, or to the lessee arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the building or of any other person whomsoever.

THIRD: That the tenant            shall promptly execute and comply with all statutes, ordinances rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the applicable fire prevention codes for the prevention of fires, at __________ own cost and expense.

FOURTH: In the event the premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this agreement, whereby the same shall be rendered untenantable, then the lessor shall have the right to render said premises tenantable by repairs within ninety days therefrom. If said premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

FIFTH: The prompt payment of the rent for said premises upon the dates named, and the faithful observance of the rules and regulations printed upon this lease, and which are hereby made a part of this covenant, and of such other and further rules or regulations as may be hereafter made by the lessor, are the conditions upon which the lease is made and accepted and any failure on the part of the lessee to comply with the terms of said lease, or any of said rules and regulations now in existence, or which may be hereafter prescribed by the lessor, shall at the option of the lessor, work a forfeiture of this contract, and all of the rights of the lessee hereunder.

SIXTH: If the lessee shall abandon or vacate said premises before the end of the term of this lease, or shall suffer the rent to be in arrears, the lessor may, at his option, forthwith cancel this lease or he may enter said premises as the agent of the lessee, without being liable in any way therefor, and relet the premises with or without any furniture that may be therein, as the agent of the lessee, at such price and upon such terms and for such duration of time as the lessor may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by lessor over and above the expenses to lessor in such re-letting, the said lessee shall pay any deficiency, and if more than the full rental is realized lessor will pay over to said lessee the excess of demand.

SEVENTH: Lessee agrees to pay the cost of collection and ten per cent attorney’s fee on any part of said rental that may be collected by suit or by attorney, after the same is past due.

EIGHTH: The lessee agrees that he will pay all charges for rent, gas, electricity or other illumination, and for all used on said premises, and should said charges for rent, light or herein provided for at any time remain due and unpaid for the space of five days after the same shall have become due, the lessor may at its option consider the said lessee tenant at sufferance and the entire rent for the rental period then next ensuing shall at once be due and payable and may forthwith be collected by distress or otherwise.

NINTH: The said lessee hereby pledges and assigns to the lessor all the furniture, fixtures, goods and chattels of said lessee, which shall or may be brought or put on said premises as security for the payment of the rent herein reserved, and the lessee agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of the said lessor, and does hereby agree to pay attorney’s fees of ten percent of the amount so collected or found to be due, together with all costs and charges therefore incurred or paid by the lessor.

TENTH: [DELETED]

ELEVENTH: The lessor, or any of his agents, shall have the right to enter said premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said building, or to exhibit said premises, and to put or keep upon the doors or windows thereof a notice “FOR RENT” at any time within thirty (30) days before the expiration of this lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this agreement, or to the rules and regulations of the building.

TWELFTH: Lessee hereby accepts the premises in the condition they are in at the beginning of this lease and agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this agreement, and to make good to said lessor immediately upon demand, any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of said premises, or of the building, caused by any act or neglect of lessee, or of any person or persons in the employ or under the control of the lessee.

THIRTEENTH: It is expressly agreed and understood by and between the parties to this agreement, that the landlord shall not be liable for any damage or injury by water, which may be sustained by the said tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said building.

FOURTEENTH: If the lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the lessee, before the end of said term the lessor is hereby irrevocably authorized at its option, to forthwith cancel this lease, as for a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting lessor’s rights as contained in this contract, but no receive; trustee or other judicial officer shall ever have any right, title or interest in or to the above described property by virtue of this contract.

FIFTEENTH: Lessee hereby waives and renounces for himself and family any and all homestead and exemption rights he may have now, or hereafter, under or by virtue of the constitution and laws of the State of Florida, or of any other State, or of the United States, as against the payment of said rental or any portion hereof, or any other obligation or damage that may accrue under the terms of this agreement.

SIXTEENTH: This contract shall bind the lessor and its assigns or successors, and the heirs, assigns, personal representatives, or successors as the case may be, of the lessee.

SEVENTEENTH: It is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

EIGHTEENTH: It is understood and agreed between the parties hereto that written notice mailed or delivered to the premises leased hereunder shall constitute sufficient notice to the lessee and written notice mailed or delivered to the office of the lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this contract.

NINETEENTH: The rights of the lessor under the foregoing shall be cumulative, and failure on the part of the lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

TWENTIETH: It is further understood and agreed between the parties hereto that any charges against the lessee by the lessor for services or for work done on the premises by order of the lessee or otherwise accruing under this contract shall be considered as rent due and shall be included in any lien for rent due and unpaid.

TWENTY-FIRST: It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the premises leased hereunder shall be first submitted to the lessor for approval before installation of same.

TWENTY SECOND: All leasehold improvements made by the lessee shall be subject to written approval of the lessor, including the contractor or contractors who execute such work. Any changes in the plans or specifications shall be resubmitted to the lessor for written approval. Any contractor, subcontractor, materialmen or laborers doing business with the lessee, incident improvements to the demised premises, is limited as to any lien rights such persons may have to the leasehold interest of the lessee. However, the leassee covenants that lessee shall not suffer or permit any liens to be filed in connection with leasehold improvements to the demised premises, and in the event such lien or liens are filed, the same shall be immediately paid or transferred to security in accordance with Florida statutes. However, any approval required under this clause by the lessor shall not be unreasonably withheld, or delayed.

TWENTY THIRD: Lessee shall indemnify, defend and save the lessor harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, subcontractors, materialmen, laborers, employees, or concessionarires, except to the extent caused by Lessor. Lessee shall also pay all costs, expenses and reasonable attorneys’ fees that may be incurred or paid by Lessor in enforcing the covenants and agreements in the lease.

TWENTY FOURTH: Lessee agrees during the term hereof to maintain public liability insurance on the building and premises in the amount of not less than $500,000.00 per person and $1,000,000.00 per occurrence with a good and reputable insurance company or companies acceptable to the lessor, and authorized to do business in the State of Florida and name the Lessor as an additional insured on said policy. The lessee, during the term hereof, shall pay all premiums and assessments that become due on such policy always keeping the same effective and in good standing. Lessee shall provide lessor with a copy of the liability insurance policy described above. Lessor shall pay for an All Risk insurance policy taken out by the lessor in the lessor’s name, on the building at 4100 Revanswood Road and in the amount to cover the replacement cost of said building from year to year.

TWENTY FIFTH: Lessee to provide keys to his part of the building, to the lessor, so in the event of a fire or other emergency lessor will have access to the building to protect same. Lessor assumes liability for the misuse of the keys which he possesses.

TWENTY SIXTH: Lessee shall not erect signs or paint any signs on the building, however lessee may erect a sign on the existing(          )poles on the front parking area. All subject to approval by lessor and all materials for said sign are to be supplied and installed by the lessee.

TWENTY SEVENTH: If the lessor’s insurance company elects to cancel its All Risk Policy due to the lessees negligence to poor housekeeping, lessor (after notice to lessee specifying the default and affording lessee an opportunity to cure) has the option to cancel this lease, or if lessor chooses to substitute insurance from another company and any increase is to be paid by lessee.

TWENTY EIGHTH: The lessee will be responsible for all ordinary and routine interior and exterior maintenance of his part of the building, except for the roof and structural integrity of premises. Lessee is also responsible for areas in roof or walls where openings have been made for ducts, pipes etc., also for the maintenance of the lawn and grounds in his area by a “Lawn Care Service”. Lessee to supply his own dumpster for trash and pay for its removal on a current basis. Lessee to supply his own telephone system. Lessee agrees that any office or warehouse additions, electrical and air lines, are to remain on the premises at the lessors discretion at the termination of lease. Or must be removed by lessee at his cost, if lessor so decides. Lessee is responsible for electric bill on meters that cover his. area.

TWENTY NINTH: A rubbish or trash container or containers shall be supplied by lessee at his expense and placed in an area or areas designated by the lessor. Lessee must abide by all EPA regulations and take responsibility for their assessments.

THIRTIETH: The parties acknowledge that after a heavy rain water collects in the loading-dock areas and will drain off with a few haours. Lessor and Lessee agree to acknowledge this condition with no improvements or rectification to be made by lessor.

THIRTY FIRST: It is understood between the lessor and the lessee that if the County is going to condem the front part of the property on Ravenswood Road for the purpose of widening Ravenswood Road and the lessor and lessee agree the any and all damages for the loss of the land and any damage to the remainder will be awarded only to the lessor and no claim shall be made by the lessee in connection with the proposed condemnation, with no allowance for lessee moving or relocation expenses or loss of leasehold improvements; which eminent domain proceeding the lessee has been made aware of and the lessee further understands that the lessee will lose a row of parking spaces and that this will not constitute a default in the lease on the part of the lessor and will not allow the lessee to cancel the lease or to otherwise claim damages for the loss of the parking spaces. Lessor shall provide additional parking equivalent to the number of spaces lessee shall lose under said condemnation proceeding on the west along Ravenswood Road, at such location on the property owned by the lessor as the lessor designates.

THIRTY SECOND: Lessee understands and agrees that he is not entitled to collect any monies from the sign that has been installed on the lessor’s property by a national advertising company.

THIRTY THIRD: No vehicles are to be parked or driven on the front lawn because a drain field is located there. The front paved parking area is reserved for parking for the benifit of lessee of bays A & B.

THIRTY FOURTH: Lessor acknowledges that all bathroom plumbing, all overhead garage doors and entrance doors are in good working order at the time lessee takes possession. Any repairs will be paid by lessor and subsequently maintained by the lessee.

THIRTY FIFTH: Ingress and egress must be provided at all times to the east property. No blockage by materials or vehicles

5-20-99	/s/ Richard Bulow
DATE	Mr. Richard Bulow
LESSOR

5-20-99	/s/ Thomas P. Cooper
DATE	V.P. – Legal Affairs
LESSEE

PROPOSED BUILDING PLANS FOR BILL FUNDERBURK

This plan to be developed further so to be accepted by Dania Bldg. Dept and detailed sufficiently for the building trades to work with.

This rough draft is only ment to indicate what it will take to safisify this lease

[BUILDING PLANS]

Washrooms to be remodeled and air conditioning supplied

Offices, Int. Design and Record Storage to be air conditioned

All interior to be metal & fire rated doors

IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

Signed, sealed and delivered in the presence of :

/s/ William V. Freduful	/s/ Richard Bulow	(Seal)
Richard Bulow

As to Lessor	Lessor	(Seal)

/s/ William V. Freduful	X /s/ Thomas P. Cooper	(Seal)
Gulfstream International Airlines Inc.
	by Thomas P. Cooper VP – Legal Affairs	(Seal)
As to Lessee	Lessee

STATE OF Florida		)
	ss:	)
County of Broward		)

Before me, a Notary Public in and for said State and County, personally came Thomas P. Cooper & Richard Bulow to me well known and known to be the persons   named in the foregoing lease, and                                                       acknowledged that                                                       executed the same for the purpose therein expressed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the   20            day of May                , 1999.

X /s/ Elizabeth Ann Lerner

[SEAL]	Elizabeth Ann Lerner
Notary Public

This Instrument prepared by:	My commission expires 1-13-01
Address

[RICHARD BULOW LETTERHEAD]

June 21, 2004	Fax # 561 966 8000

Gulfstream International Airlines

1815 Griffin Road Suite 400

Dania, Florida 33004

Thomas P Cooper

Sr. Vive President- Legal Affairs

Fax # (954) 266 3030

Re:

Lease Renewal on 4100 Ravenswood Road Dania Florida, between Richard Bulow (owner) and Gulfstream International Airlines

Dear Mr. Cooper:

As per your letter of June 3, 2004, we are extending your property lease at 4100 Ravenswood Road Dania, Florida that ended June 14th 2004 for an additional (18) eighteen months to December 31st 2005. All terms are to remain the same except we will leave the present rent rate ($3,311.60 per mo.) stand for another year. On July 15th 2005 the CPI will then be applied.

In consideration for this arrangement, you will contact your bank to make Electronic Transfer payments direct to our checking account,starting July 15th 2004.

The ACH electronic transfer Routing Number is 063000047 at Bank Of America 100 JFK Drive, Atlantis, Florida 33462

Our checking account number is 001442346195 % Richard L Bulow. Please note we will discontinue monthly statements, instead issue annual statements at the end of each lease year.

Kindly have Mr. Thomas Cooper sign below and notarize and return one copy to me.

Sincerely Yours

/s/ Richard Bulow

Richard Bulow (Owner)	/s/ Thomas Cooper		seal
	Leasse	Thomas Cooper (Title)
Chairman & CEO
Notarised by:	Date June 22, 2004

/s/ Elizabeth Ann Lerner
Elizabeth Ann Lerner	[SEAL]